Exhibit 10.7

ORION ENERGY SYSTEMS, INC.

2210 Woodland Drive

Manitowoc, Wisconsin 54220

September 30, 2025

Confidential

Kathleen M. Connors

Final Frontier, LLC

P.O. Box 2086

Andover, MA 01810

Email: kathleen@voltrek.com

Re: Management Support Agreement (this “Agreement”)

Dear Kathleen:

Reference is hereby made to that certain Membership Interest Purchase Agreement, dated effective as of October 5, 2022, among Orion Energy Systems, Inc., a Wisconsin corporation (the “Company”), Final Frontier, LLC, a Massachusetts limited liability company (“Final Frontier”), and the members of Final Frontier party thereto, including you (the “Purchase Agreement”), pursuant to which Final Frontier sold and transferred to the Company, and the Company purchased from Final Frontier, all of the issued and outstanding limited liability company membership interests of Voltrek, LLC, a Massachusetts limited liability company (“Voltrek”). Additionally, reference is made to that binding term sheet, dated June 23, 2025, among the Company, Final Frontier and you (as amended, restated, supplemented or otherwise modified from time to time on or prior to the date hereof, the “Term Sheet”), pursuant to which the Company, Final Frontier and you mutually agreed upon terms and conditions applicable to the payment by the Company of its to-be-determined earn-out obligation (exclusive of the FY2024 Earn-Out Payment) owed to Final Frontier pursuant to the Purchase Agreement, among other things. All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Term Sheet.

1.
You and Final Frontier (collectively, the “Connors Parties”) agree that, during the Applicable Period (as defined below), the Connors Parties will not, directly or indirectly, (a) initiate, propose, support or otherwise participate in any offer to acquire, acquisition, merger, tender offer or other business combination transaction affecting the Company; (b) initiate, propose, support or otherwise participate in any proxy contest, proxy solicitation or shareholder proposal relating to the Company; or (c) attempt to influence or interfere or otherwise adversely affect the board of directors, management or affairs of the Company. During the Applicable Period, the Connors Parties agree to vote all shares of Company stock owned by them in favor of any recommendation of the Company’s board of directors that is submitted to a vote of the Company’s shareholders. “Applicable Period” means the period commencing on the date of the Term Sheet and ending on the earliest of the following to occur: (i) the repayment in full of the Senior Subordinated Loan; (ii) the maturity of the Senior

Subordinated Loan; or (iii) the date that the Senior Subordinated Loan is accelerated or could be accelerated but for the restrictions under the Subordination Agreement.
2.
The Connors Parties understand and agree that: (a) the Company is relying on this Agreement in consummating the transactions set forth in the Term Sheet; (b) if any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement; (c) this Agreement, together with the Purchase Agreement, the Term Sheet and the other documents referenced therein, constitute the sole and entire agreements of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous understandings and agreements, both written and oral; (d) this Agreement shall be binding upon you and your heirs, personal representatives, successors and assigns; (e) this Agreement is irrevocable by you and may only be amended, modified or supplemented by an agreement in writing signed by each party hereto; (f) all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction); (g) any legal suit, action, proceeding or dispute arising out of or related to this Agreement shall be resolved in accordance with Article VIII and Section 9.07 of the Purchase Agreement; (h) this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall be deemed to be one and the same agreement; and (i) a signed copy of this Agreement delivered by email, DocuSign or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows]

Very truly yours,

ORION ENERGY SYSTEMS, INC.

By: /s/ Per Brodin

Per Brodin

Chief Financial Officer

Accepted and agreed as of the date first written above:

/s/ Kathleen M. Connors

Kathleen M. Connors

FINAL FRONTIER, LLC

By: /s/ Kathleen M. Connors

Kathleen M. Connors, Manager